Exhibit 10.99

COMSTOCK HOMEBUILDING COMPANIES, INC.

AMENDED AND RESTATED

RESTRICTED STOCK AGREEMENT

FOR

[                    ]

This RESTRICTED STOCK AGREEMENT (the “Agreement”) is made and entered into effective as                     , by and between COMSTOCK HOMEBUILDING COMPANIES, INC. a Delaware corporation (the “Company”), and [                    ] (the “Recipient”) and fully supersedes and replaces that certain Restricted Stock Agreement dated [                    ] for the issuance of [                    ] shares.

RECITALS

The Committee has determined that it is in the best interests of the Company to recognize the Recipient’s performance and to provide incentive to the Recipient to continue to provide services as a director of the Company by affording Recipient the right to elect to receive all or a portion of the compensation payable in respect of such service in restricted shares of Class A Common Stock, par value $.01 per share, of the Company (“Common Stock”); and

This award is granted pursuant to the Company’s 2004 Long-Term Incentive Compensation Plan (the “Plan”) which is incorporated herein for all purposes. The Recipient hereby acknowledges receipt of a copy of the Plan. Unless otherwise provided herein, capitalized terms used herein that are defined in the Plan and not defined herein shall have the meanings attributable thereto in the Plan.

NOW, THEREFORE, for and in consideration of the mutual premises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Award of Restricted Stock. Recipient has elected to receive $[            ] (the “Compensation Amount”) in director compensation, otherwise payable to Recipient in cash, in shares of restricted Common Stock (collectively the “Restricted Stock”) valued at the closing price (the “Issuance Price”) on the Issuance Dates set forth in the table below (the “Issuance Date”). The shares of Restricted Stock shall be issued on the applicable Issuance Dates and shall vest in accordance with Section 2 of this Agreement.

Percentage of Compensation Amount	Issuance Date	Issuance Price

25%	last trading day of the first fiscal quarter of 2010	closing price on the Issuance Date
25%	last trading day of the second fiscal quarter of 2010	closing price on the Issuance Date
25%	last trading day of the third fiscal quarter of 2010	closing price on the Issuance Date
25%	last trading day of the fourth fiscal quarter of 2010	closing price on the Issuance Date

The Restricted Stock shall be subject to the terms, provisions and restrictions set forth in this Agreement and in the Plan. As a condition to entering into this Agreement, and as a condition to the issuance of any shares of Restricted Stock (or any other securities of the Company), the Recipient agrees to be bound by all of the terms and conditions herein and in the Plan.

2. Vesting of Restricted Stock.

(a) Except as otherwise provided in Sections 2 and 4 and Schedule A hereof, 100% of the shares of Restricted Stock shall become vested provided that the Continuous Service of the Recipient continues through and including January 5, 2011 (the “Vesting Date”).

There shall be no proportionate or partial vesting of shares of Restricted Stock in or during the months, days or periods prior to each Vesting Date, and all vesting of shares of Restricted Stock shall occur only on the applicable Vesting Date. Upon the termination or cessation of Recipient’s Continuous Service, for any reason whatsoever, any portion of the Restricted Stock which is not yet then vested, and which does not then become vested pursuant to this Section 2, shall automatically and without notice terminate, be forfeited and be and become null and void.

(b) Notwithstanding any other term or provision of this Agreement, in the event of any merger, consolidation or other reorganization in which the Company does not survive, or in the event of any Change in Control, as defined in Section 9(b) of the Plan, the Restricted Stock may be dealt with in accordance with any of the following approaches, as determined by the agreement effectuating the transaction or, if and to the extent not so determined, as determined by the Committee: (a) the continuation of the grant of the Restricted Stock by the Company, if the Company is a surviving corporation, subject to the terms and conditions set forth herein, (b) the assumption or substitution for, as those terms are defined in Section 9(b)(iv) of the Plan, the Restricted Stock by the surviving corporation or its parent or subsidiary, (c) full vesting of the Restricted Stock, or (d) settlement of the value of the Restricted Stock in cash or cash equivalents or other property followed by cancellation of the Restricted Stock.

(c) Notwithstanding the foregoing, if, prior to the Vesting Date and within twelve months after a Change in Control of the Company, the Recipient’s Continuous Service is terminated (i) by the Company or a Related Entity without Cause, or (ii) by the Recipient for Good Reason then, the shares of Restricted Stock subject to this Agreement shall become immediately vested as of the date of the termination of Recipient’s Continuous Service.

(d) For purposes of this Agreement, the following terms shall have the meanings indicated:

(i) “Non-Vested Shares” means any portion of the Restricted Stock subject to this Agreement that has not become vested pursuant to this Section 2.

(ii) “Vested Shares” means any portion of the Restricted Stock subject to this Agreement that is and has become vested pursuant to this Section 2.

3. Delivery of Restricted Stock.

(a) One or more stock certificates evidencing the Restricted Stock shall be issued in the name of the Recipient but shall be held and retained by the Records Administrator of the Company until the Vesting Date. All such stock certificates shall bear the following legends, along with such other legends that the Board or the Committee shall deem necessary and appropriate or which are otherwise required or indicated pursuant to any applicable stockholders agreement:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO SUBSTANTIAL VESTING AND OTHER RESTRICTIONS AS SET FORTH IN THE RESTRICTED STOCK AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES, AND INCLUDE VESTING CONDITIONS WHICH MAY RESULT IN THE COMPLETE FORFEITURE OF THE SHARES.

(b) The Recipient shall deposit with the Company stock powers or other instruments of transfer or assignment, duly endorsed in blank with signature(s) guaranteed, corresponding to each certificate representing shares of Restricted Stock until such shares become Vested Shares. If the Recipient shall fail to provide the Company with any such stock power or other instrument of transfer or assignment, the Recipient hereby irrevocably appoints the Secretary of the Company as his attorney-in-fact, with full power of appointment and substitution, to execute and deliver any such power or other instrument which may be necessary to effectuate the transfer of the Restricted Stock (or assignment of distributions thereon) on the books and records of the Company.

(c) On or after the Vesting Date, upon written request to the Company by the Recipient, the Company shall promptly cause a new certificate or certificates to be issued for and with respect to all shares that become Vested Shares on the Vesting Date, which certificate(s) shall be delivered to the Recipient within fifteen (15) business days of the date of receipt by the Company of the Recipient’s written request. The new certificate or certificates shall continue to bear those legends and endorsements that the Company shall deem necessary or appropriate (including those relating to restrictions on transferability and/or obligations and restrictions under the applicable securities laws).

4. Termination of Continuous Service. Except as otherwise provided in Section 2, if the Recipient’s Continuous Service with the Company is terminated, any Non-Vested Shares shall be forfeited immediately upon such termination of Continuous Service and revert back to the Company without any payment to the Recipient. The Committee shall have the power and authority to enforce on behalf of the Company any rights of the Company under this Agreement in the event of the Recipient’s forfeiture of Non-Vested Shares pursuant to this Section 4.

5. Rights with Respect to Restricted Stock.

(a) Except as otherwise provided in this Agreement, the Recipient shall have, with respect to all of the shares of Restricted Stock, whether Vested Shares or Non-Vested Shares, all of the rights of a holder of shares of common stock of the Company, including without limitation (i) the right to vote such Restricted Stock, (ii) the right to receive dividends, if any, as may be declared on the Restricted Stock from time to time, and (iii) the rights available to all holders of shares of common stock of the Company upon any merger, consolidation, reorganization, liquidation or dissolution, stock split-up, stock dividend or recapitalization undertaken by the Company; provided, however, that all of such rights shall be subject to the terms, provisions, conditions and restrictions set forth in this Agreement (including without limitation conditions under which all such rights shall be forfeited). Any Shares issued to the Recipient as a dividend with respect to shares of Restricted Stock shall have the same status and bear the same legend as the shares of Restricted Stock and shall be held by the Company, if the shares of Restricted Stock that such dividend is attributed to is being so held, unless otherwise determined by the Committee. In addition, notwithstanding any provision to the contrary herein, any cash dividends declared with respect to shares of Restricted Stock subject to this Agreement shall be held in escrow by the Committee until such time as the shares of Restricted Stock that such cash dividends are attributed to shall become Vested Shares, and in the event that such shares of Restricted Stock are subsequently forfeited, the cash dividends attributable to such portion shall be forfeited as well.

(b) If at any time while this Agreement is in effect (or shares granted hereunder shall be or remain unvested while Recipient’s Continuous Service continues and has not yet terminated or ceased for any reason), there shall be any increase or decrease in the number of issued and outstanding Shares of the Company through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of such shares, then and in that event, the Board or the Committee shall make any adjustments it deems fair and appropriate, in view of such change, in the number of shares of Restricted Stock then subject to this Agreement. If any such adjustment shall result in a fractional share, such fraction shall be disregarded.

(c) Notwithstanding any term or provision of this Agreement to the contrary, the existence of this Agreement, or of any outstanding Restricted Stock awarded hereunder, shall not affect in any manner the right, power or authority of the Company to make, authorize or consummate: (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger, consolidation or similar transaction by or of the Company; (iii) any offer, issue or sale by the Company of any capital stock of the Company, including any equity or debt securities, or preferred or preference stock that would rank prior to or on parity with the Restricted Stock and/or that would include, have or possess other rights, benefits and/or preferences superior to those that the Restricted Stock includes, has or possesses, or any warrants, options or rights with respect to any of the foregoing; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the stock, assets or business of the Company; or (vi) any other corporate transaction, act or proceeding (whether of a similar character or otherwise).

6. Transferability. The shares of Restricted Stock are not transferable until and unless they become Vested Shares in accordance with this Agreement. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Recipient. Any attempt to affect a Transfer of any shares of Restricted Stock prior to the date on which the shares become Vested Shares shall be void ab initio. For purposes of this Agreement, “Transfer” shall mean any sale, transfer, encumbrance, gift, donation, assignment, pledge, hypothecation, or other disposition, whether similar or dissimilar to those previously enumerated, whether voluntary or involuntary, and including, but not limited to, any disposition by operation of law, by court order, by judicial process, or by foreclosure, levy or attachment.

7. Tax Matters. Tax consequences on the Recipient (including without limitation federal, state, local and foreign income tax consequences) with respect to the Restricted Stock (including without limitation the grant, vesting and/or forfeiture thereof) are the sole responsibility of the Recipient. The Recipient shall consult with his or her own personal accountant(s) and/or tax advisor(s) regarding these matters, as well as the advisability of making of an election under Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to all or any portion of the Restricted Stock, and the Company shall have no obligation or liability with respect thereto.

8. Amendment & Modification. This Agreement may only be modified or amended in a writing signed by the parties hereto. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by either party which are not set forth expressly in this Agreement.

9. Complete Agreement. This Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.

10. Miscellaneous.

(a) No Right to (Continued) Employment or Service. This Agreement and the grant of Restricted Stock hereunder shall not confer, or be construed to confer, upon the Recipient any right to employment or service, or continued employment or service, with the Company or any Related Entity.

(b) No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company or any related Entity from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.

(c) Severability. If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of Restricted Stock hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award hereunder shall remain in full force and effect).

(d) No Trust or Fund Created. Neither this Agreement nor the grant of Restricted Stock hereunder shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and the Recipient or any other person. To the extent that the Recipient or any other person acquires a right to receive payments from the Company pursuant to this Agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.

(e) Law Governing. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware (without reference to the conflict of laws rules or principles thereof).

(f) Interpretation. The Recipient accepts the Restricted Stock subject to all of the terms, provisions and restrictions of this Agreement and the Plan. The undersigned Recipient hereby accepts as binding, conclusive and final all decisions or interpretations of the Board or the Committee upon any questions arising under this Agreement.

(g) Headings. Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference. Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.

(h) Notices. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company’s President at its principal office and, in the case of the Recipient, to the Recipient’s last permanent address as shown on the Company’s records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

(i) Non-Waiver of Breach. The waiver by any party hereto of the other party’s prompt and complete performance, or breach or violation, of any term or provision of this Agreement shall be effected solely in a writing signed by such party, and shall not operate nor be construed as a waiver of any subsequent breach or violation, and the waiver by any party hereto to exercise any right or remedy which he or it may possess shall not operate nor be construed as the waiver of such right or remedy by such party, or as a bar to the exercise of such right or remedy by such party, upon the occurrence of any subsequent breach or violation.

(j) Counterparts. This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement as of the date first written above.

COMSTOCK HOMEBUILDING
COMPANIES, INC., a Delaware
Corporation

By:
	Name:	Christopher Clemente
	Title:	Chief Executive Officer

Agreed and Accepted:

RECIPIENT:

By:
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Schedule A

Additional Conditions of Vesting

No additional conditions exist.